UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) September 25, 2014

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 25, 2014, EnteroMedics Inc. (the “Company”) entered into Amendment No. 2, effective September 1, 2014 (the “Amendment”), to the Consulting Agreement (the “Consulting Agreement”), effective June 1, 2011 and amended effective October 1, 2012, with Anthony P. Jansz, a member of the Company’s Board of Directors (the “Board”). Pursuant to the Amendment, during the period from October 1, 2012 until April 30, 2015, Mr. Jansz agreed to commit additional time to performing consulting services for the Company’s management pursuant to the Consulting Agreement. In exchange for these additional services, Mr. Jansz is entitled to receive (i) a consulting fee of $12,000 AUD per month from October 1, 2012 until April 30, 2015, and (ii) an additional non-qualified stock option to purchase 25,000 shares of the Company’s common stock, which vests upon the occurrence of both the development of a reimbursement-focused clinical trial protocol in Australia and a recommendation to EnteroMedics’ management by Mr. Jansz regarding Australian commercialization by March 31, 2015. Upon approval by the Board, the stock option will be granted pursuant to the Company’s Amended and Restated 2003 Stock Incentive Plan and have a four-year term and an exercise price equal to the closing price of the Company’s stock on the Nasdaq Capital Market on the date the grant is approved by the Board. The description of the Amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the copy of the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to Consulting Agreement, effective September 1, 2014, by and between EnteroMedics Inc. and Anthony Jansz.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President, Chief Financial Officer and Chief Operating Officer

Date: October 1, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 to Consulting Agreement, effective September 1, 2014, by and between EnteroMedics Inc. and Anthony Jansz.